EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended February 3, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Mar 2007 – Feb 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.8%	0.3%	0.3%	-14.2%	-5.6%	2.9%	4.9%	2.9%	12.4%	-17.5%	0.3	0.4
B**	0.8%	0.3%	0.2%	-14.7%	-6.2%	2.1%	N/A	2.1%	12.4%	-19.1%	0.2	0.3
Legacy 1***	0.8%	0.3%	0.5%	-12.3%	N/A	N/A	N/A	-2.9%	10.8%	-14.2%	-0.2	-0.4
Legacy 2***	0.8%	0.3%	0.5%	-12.7%	N/A	N/A	N/A	-3.3%	10.7%	-14.5%	-0.3	-0.4
Global 1***	0.9%	0.3%	0.7%	-11.7%	N/A	N/A	N/A	-4.3%	10.1%	-14.1%	-0.4	-0.5
Global 2***	0.9%	0.3%	0.7%	-11.9%	N/A	N/A	N/A	-4.6%	10.0%	-14.8%	-0.4	-0.6
Global 3***	0.8%	0.3%	0.5%	-13.3%	N/A	N/A	N/A	-6.3%	10.0%	-18.8%	-0.6	-0.8

S&P 500 Total Return Index****	2.2%	2.5%	7.1%	3.3%	24.8%	1.2%	4.0%	1.2%	19.0%	-50.9%	0.2	0.1
Barclays Capital U.S. Long Gov Index****	-1.1%	-3.1%	-3.1%	26.3%	9.8%	9.6%	8.3%	9.6%	12.7%	-12.3%	0.8	1.4
*           Performance metrics are calculated using month-to-date performance estimates.  All performance data is subject to verification.
**        Units began trading in August 2003.
***      Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	31%					30%
Energy	15%	Long	Brent Crude Oil	4.2%	Long	15%	Long	Brent Crude Oil	4.2%	Long
			Gas Oil	3.2%	Long			Gas Oil	2.9%	Long
Grains/Foods	8%	Long	Corn	2.5%	Long	7%	Long	Corn	2.5%	Long
			Coffee	1.5%	Short			Coffee	1.4%	Short
Metals	8%	Long	Gold	2.8%	Long	8%	Long	Gold	3.0%	Long
			Copper	2.0%	Long			Copper	1.9%	Long
FINANCIALS	69%					70%
Currencies	25%	Short $	Euro	4.2%	Short	26%	Short $	Euro	4.5%	Short
			Australian Dollar	2.4%	Long			Australian Dollar	2.6%	Long
Equities	20%	Long	S&P 500	4.5%	Long	20%	Long	S&P 500	4.6%	Long
			Nasdaq	1.8%	Long			Nasdaq	1.8%	Long
Fixed Income	24%	Long	U.S. 10-Year Treasury Notes	5.8%	Long	24%	Long	U.S. 10-Year Treasury Notes	5.8%	Long
			U.S. Treasury Bond	3.3%	Long			U.S. Treasury Bond	3.3%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas prices fell nearly 7% as U.S. Energy Information Administration reports continued to show elevated domestic supplies.  Speculation about whether recent warm weather in the U.S. would further decrease the demand for natural gas also had a bearish influence on prices.  Crude oil markets fell to 6-week lows due to data showing depressed demand.

Grains/Foods
Wheat prices rallied to 4-month highs following news the Russian government was contemplating a new export tax on Russian grains in order to protect domestic supplies.  Sugar declined nearly 1% and was unable to overcome early-week losses caused by liquidations amidst uncertainty regarding upcoming Brazilian crop reports.

Metals
Gold markets finished the week nearly flat as early-week gains caused by Eurozone debt concerns were nearly fully offset by losses resulting from liquidations by investors following upbeat weekly jobless claims estimates.  In the base metals markets, aluminum prices endured losses as data showing a decrease in Chinese home prices supported weak demand forecasts.

Currencies
The euro declined against the U.S. dollar as a lack of progress in Greek debt restructuring talks caused investors to liquidate European based positions.  Better-than-expected weekly jobless estimates led to a rally in the U.S. dollar against counterparts.  The Australian dollar experienced gains fostered by strong Australian trade surplus data.

Equities
Global equity markets generally rallied on reports of increased manufacturing activity in the U.S., U.K., Germany and China.  Reports showing growing U.S. consumer confidence also helped bolster the equity markets.

Fixed Income
Fixed-income markets posted losses as a more optimistic outlook for the global economy reduced the demand for safe-haven debt.  Comments from Federal Reserve Chairman, Ben Bernanke, stating he sees signs of growth in the U.S. economy also played a role in driving U.S. debt markets lower.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.